7

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made and entered into as of January 14, 1997 (the "Effective Date"), by and between AccuStaff Incorporated, a Florida corporation (the "Employer") and Marc M. Mayo, a resident of the State of Florida (the "Executive").

     In consideration of the mutual promises, agreements and covenants, and subject to the terms and conditions contained in this Agreement, the Employer and the Executive, intending to be legally bound, hereby agree as follows:

     1. Employment. The Employer hereby employs the Executive as Senior Vice President and Counsel, and the Executive hereby accepts such employment by the Employer, in accordance with and subject to the terms and conditions of this Agreement. The Executive will report directly to the Chief Executive Officer of Employer.

     2. Duties and Authority. As Senior Vice President and Counsel, the Executive shall be responsible for administering all labor and employment related affairs of the Employer and shall perform such other duties as are assigned to the Executive by the Chief Executive Officer of the Employer. The Executive agrees to devote his full time, attention and best efforts to the performance of his duties hereunder.

     3. Term, Employment Period. The term of employment shall begin on the Effective Date and shah terminate on January 14, 2000, unless Otherwise renewed or terminated as provided herein. For purposes of this Agreement, the period beginning on the Effective Date and ending on the Date of Termination (as defined in paragraph 8.F. below) shah be referred to herein as the "Employment Period."

     4. Compensation. During the Employment Period, the Executive will receive the following compensation:

     A. Base Salary. A base annual salary of $200,000 (the "Base Salary"), payable in accordance with the Employer's standard practice for other comparable executives.

     B. Incentive Compensation. Additional compensation (the "Incentive Compensation") shall be paid to the Executive in an amount as determined by the Chief Executive Officer, provided, however, that Incentive Compensation shall be at least $15,000 for each fiscal year during the Employment Period. The Incentive Compensation payment shall be made on or before March 31 of the year following the fiscal year to which such Incentive Compensation relates.

     5. Stock Options. On the Effective Date, AccuStaff shall grant to the Executive 100,000 non-incentive stock options (the "Options") under the AccuStaff 1995 Stock Option Plan. The Options shall have an exercise price equal to the fair market value of the Employer's common stock on the date of grant. The Options shall be exercisable 33% per year beginning one year from the Effective Date. A form of Stock Option Agreement relating to the Options is attached hereto as Exhibit A.

     6. Benefits. During the term of this Agreement, the Employer shall provide the Executive with all retirement, welfare, deferred compensation, disability, life insurance and other benefits generally provided to all of the Employer's other senior executive officers. The Executive shall receive 20 days of paid vacation per year. The Executive shall be immediately vested in the Company's 401(k) Plan. The Employer shall also provide the Executive with term life insurance coverage in the amount of $500,000 but such premium shall be limited to an amount not to exceed a standard rating. The Employer shall reimburse the Executive for all reasonable and necessary expenses incurred while conducting the Employer's business in accordance with policies adopted by the Employer from time to time. The Employer shall pay the membership dues for the Executive at the Epping Forest and Deerwood clubs. The Employer shall also pay up to $1,000 annually for professional membership dues and will also pay all approved seminar education obligations. Furthermore, the Employer shall pay the Executive or a leasing company, at the Executive's option, $500 per month for an automobile used by the Executive for business purposes. The Executive acknowledges that pursuant to the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the Employer may be required to report for tax purposes all or a portion of certain of the benefits and reimbursements provided in this Agreement as income in respect of the Executive.

     7. Non-Competition; Non-Solicitation, Non-Disclosure. In consideration of the employment of the Executive by the Employer, the Executive agrees as follows:

     A.  Non-Competition.  During the Employment  Period and for a period of two
(2) years after the Date of Termination, the Executive will not, directly or indirectly, within a fifty mile radius of any office of the Employer, (or any subsidiary of the Employer) in existence on the Date of Termination, own, manage, be employed by, work for, consult for, be an officer or director of; advise, represent, engage in or carry on any business which competes with the business of the employer at that time, provided, however, that the Executive may engage in the private practice of law.

     B. Non-Disclosure of Information. The Executive will not at any time, during or after the term of this Agreement in any fashion, form, or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, or corporation, in any manner whatsoever, any information of any kind, nature, or description concerning any matters affecting or relating to the business of the Employer, including, but not limited to, the names of any of its customers, or prospective customers or any other information concerning the business of the Employer, its manner of operation, its plans, its vendors, its suppliers, its advertising, its marketing, its methods, its practices, or any other information of any kind, nature, or description, without regard to whether any or all of the foregoing matters would otherwise be deemed confidential, material, or important.

     9. Termination of Employment.

     A. Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. Additionally, if the Employer determines in good faith that a Total Disability of the Executive has occurred, it may give the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Employer shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date") if, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Total Disability" shall mean the physical or mental condition rendering the Executive unable, for a total of six (6) months during any twelve month period, to perform the duties and bear the responsibilities referred to in paragraph No. 2 herein which is determined to be total and permanent by a physician selected by the Employer or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

     B. Cause. The Employer may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean
(i) a material breach by the Executive of the Executive's obligations under paragraph 2 above (other than as a result of temporary incapacity due to physical or mental illness, or Disability) which is willful and deliberate on the Executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Employer, and which is not remedied in a reasonable period of time (to be not less than 15 days) after receipt of written notice from the Employer specifying such breach; (ii) the conviction of the Executive for a felony, or (iii) a breach of the Executive's fiduciary duty to the Employer or willful violation in the course of performing his duties for the Employer of any law, rule or regulation (other than traffic violation or other minor offenses). No act or failure to act on the Executive's part shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interest of the Employer.

     C. Good Reason. The Executive's employment may be terminated by the Executive at any time for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

     (i) the assignment by the Employer of any duties inconsistent in any respect with the Executive's position (including status, offices, titles, and reporting requirement), authority, duties or responsibilities as contemplated by paragraph 2 or any other action by the Employer which results in a diminution in such position, authority, duties, or responsibilities, excluding for this purpose an isolated, insubstantial, and inadvertent action not taken in bad faith and which is remedied by the Employer promptly after receipt of' notice thereof given by the Executive;

     (ii) any failure by the Employer to comply with any of the provisions of this Agreement, other than an isolated, insubstantial, and inadvertent failure not occurring in bad faith and which is remedied by the Employer promptly after receipt of notice thereof given by the Executive;

     (iii) a Change in Control. For the purposes of this Agreement, 'Change in Control' shall mean:

     (i) an acquisition of any voting securities of the Employer by any "Person" (as the term person is used for purposes of Section 3(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-d promulgated under the 1934 Act) of 25% or more of either (a) the then outstanding shares of common stock of the Employer or (b) the combined voting power of the then outstanding voting securities of the Employer entitled to vote generally in the election of directors;

     (ii) individuals who, as of the Effective Date, constitute the Board of Directors of Employer cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Employer's shareholders, was approved by a vote of at least a majority of the directors then comprising the Board of Directors shall be considered as though such individual were a member of the Board of Directors of Employer as of the Effective Date;

     (iii) approval by the shareholders of Employer of a reorganization, merger, or consolidation, in each case unless the shareholders of Employer immediately before such reorganization, merger, or consolidation own, directly or indirectly, immediately following such reorganization, merger, or consolidation at least a majority of the combined voting power of the outstanding, voting securities of the corporation resulting from such reorganization, merger, or consolidation in substantially the same proportion as their ownership of the voting securities immediately before such reorganization, merger, or consolidation; or

     (iv)  approval  by  the   shareholders  of.  Employer  of  (a)  a  complete
     liquidation or dissolution of the Employer or (b) the sale or other disposition of all or substantially all of the assets of the Employer,

     D. Without Cause. Either the Employer or the Executive may terminate this Agreement without Cause or reason upon not less than 30 days written notice to the other, setting forth the effective date of termination.

     E. Notice of Termination. Any termination by the Employer for Cause, or by the Executive for Good Reason, shall be communicated to the other party by Notice of Termination. For purposes of this Agreement, a "Notice of Termination" means (i) a written notice which indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment, and (iii) specifies the Date of Termination. The failure by the Executive or the Employer to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Employer hereunder or preclude the Executive or the Employer from asserting such fact or circumstance in enforcing the Executive's or the Employer's rights hereunder.

     F. Date of Termination. "Date of Termination" means (i) the end of the term of the Agreement specified in paragraph 3 (as such term may be extended from time to time by written agreement of both parties) if Employer has given any combination of a total of six (6) months of notice or severance pay (such pay to consist of the applicable prorated Base Salary and Incentive Compensation); (ii) if the Executive's employment is terminated by the Employer for Cause, or by the Executive for Good Reason, the date specified in the Notice of Termination as the Date of Termination; (iii) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be; and (iv) if the Executive's employment is terminated by either party other than for death, Disability, Cause or Good Reason, the date set forth in the notice required under subparagraph D. above as the Date of Termination is to be effective.

     10. Obligations of the Employer upon Termination. Upon the termination of the Executive's employment for any reason, the Executive shall be entitled to Base Salary and all benefits (including accrued vacation) through the Date of Termination. Upon the termination of the Executive's employment other than by
(i) the  expiration  of the  Employment  Period (or any extension of such term),
(ii) the Executive without Good Reason, or (iii) the Employer with Cause, the Executive shall in addition be entitled to receive (i) a lump sum payment equal to the present value of the Executive's annual Base Salary as of the Date of Termination (ii) a lump sum payment of the present value of the pro rata Incentive Compensation payment as determined through the Date of Termination; and (iii) all unvested options to acquire the Employer's common stock granted to the Executive pursuant to the Stock Option Agreement between the Executive and the Employer of even date herewith shall immediately vest and become exercisable. For purposes of this Agreement, "present value" shall be determined by using the "Applicable Federal Rate" for the period corresponding with that period over which the present value is being determined. The lump sum payment shall be paid no later than thirty days after the Date of Termination in immediately available United States funds.

     11. Mitigation of Damages. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of self-employment or employment by another employer or otherwise.

     12. Mandatory Deductions. Any amounts to which the Executive is entitled as compensation, bonus, merit bonus, or any other form of compensation subject to withholding shall be subject to usual deduction for appropriate federal, state, and local income tax obligations of the Executive.

     13. Notices. Any notice provided for in this Agreement shall be given in writing. Notices shall be effective from the date of receipt, if delivered personally to the party to whom notice is to be given, or on the second day after mailing, if mailed by first class mail, postage prepaid. Notices shall be properly addressed to the parties at their respective addresses set forth below or to such other address as either party may later specify by notice to the other:



                  If to the Employer:

                           AccuStaff Incorporated
                           6440 Atlantic Boulevard
                           Jacksonville, Florida 32211
                           Attn: Chief Executive Officer


                  If to the Executive:

                           To the then current address of the
                           Executive appearing in the corporate
                           records of the Company

     14. Entire Agreement. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment or modification is sought.

     15. Waiver. The waiver by one party of a breach of any of the provisions of this Agreement by the other shall not be construed as a waiver of any subsequent breach.

     16. Governing Law, Venue. The Agreement shall be construed and enforced in accordance with the laws of the State of Florida. Duval County, Florida, shall be the proper venue for any litigation arising out of this Agreement.

     17. Paragraph Headings. Paragraph headings are for convenience only and are not intended to expand or restrict the scope or substance of the provisions of this Agreement.

     18. Assignability. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement is a personal employment agreement and the rights, obligations, and interests of the Executive hereunder may not be sold, assigned, transferred, pledged, or hypothecated.

     19. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement shall remain in full force and shall in no way be impaired.

     20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to account for more than one such counterpart.




     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                             ACCUSTAFF INCORPORATED


                         By: /s/ Derek E. Dewan________
                                 Derek E. Dewan
                 Chairman, President and Chief Executive Officer


                                  THE EXECUTIVE
                           By: /s/ Marc M. Mayo ______
                                  Marc M. Mayo